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                                                                     Exhibit 2.1

                           INTEREST TRANSFER AGREEMENT

     THIS INTEREST TRANSFER AGREEMENT is made and entered into by and among MIDDLESEX MRI CENTER, INC., a Massachusetts corporation ("Middlesex MRI") and MDI REHAB, INC., a Massachusetts corporation ("MDI Rehab") (Middlesex MRI and MDI Rehab are sometimes each referred to as a "Partner" and collectively as the "Partners"), as the sole general partners of MVA REHABILITATION ASSOCIATES, a Massachusetts general partnership (the "Partnership"), and the MEDICAL DIAGNOSTICS AND REHABILITATION, LLC, a Delaware limited liability company (the "Transferee").

     WHEREAS, the Partners are the sole partners of the Partnership, holding one hundred percent (100%) of the general partnership interests of the Partnership, existing under and evidenced by the Amended and Restated Agreement of Partnership of MVA Rehabilitation Associates dated as of January 31, 1995 (the "Partnership Agreement");

     WHEREAS, Middlesex MRI acquired its general partnership interest in the Partnership pursuant to that certain Interest Transfer Agreement, dated as of October 1, 1996, from The MVA Center for Rehabilitation, Inc., and succeeded to all of the rights and obligations of The MVA Center for Rehabilitation, Inc. under and pursuant to the Partnership Agreement;

     WHEREAS, Middlesex MRI holds a 25% general partnership interest in the Partnership and desires to sell, transfer and convey to the Transferee (i) on the date hereof, for the consideration set forth herein, all of Middlesex MRI's right, title and interest in and to a 24% general partnership interest in the Partnership (the "MRI Interest"), as such interest is described in the Partnership Agreement, and withdraw from the Partnership Agreement with respect to the transferred MRI Interest, and (ii) on June 1, 1999, for the consideration set forth herein, all of Middlesex MRI's right, title and interest in and to a 1% general partnership interest in the Partnership (the "Assigned Interest"), as such interest is described in the Partnership Agreement, and withdraw from the Partnership Agreement with respect to the Assigned Interest;

     WHEREAS, MDI Rehab holds a 75% general partnership interest in the Partnership and desires to sell, transfer and convey to the Transferee, for the consideration set forth herein, all of MDI Rehab's right, title and interest in and to its 75% general partnership interest in the Partnership (the "MDI Interest"), as such interest is described in the Partnership Agreement, and withdraw from the Partnership Agreement; and

     WHEREAS, the Transferee desires to acquire the MDI Interest, the MRI Interest and the Assigned Interest, for the consideration set forth herein, and to be admitted to the Partnership as a substitute General Partner in the place and stead of MDI Rehab with respect to the MDI Interest and in the place and stead of Middlesex MRI with respect to the MRI Interest and the Assigned Interest;


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     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Sale of the MRI Interest, the Assigned Interest and the MDI Interest.

        (a) MRI Interest. Simultaneously herewith, and in exchange for the consideration set forth is Section 2 hereof, Middlesex MRI hereby sells, transfers and conveys to the Transferee all of Middlesex MRI's right, title and interest in and to the MRI Interest and all of Middlesex MRI's rights under the Partnership Agreement with respect to the MRI Interest, including, without limitation, (i) all rights of Middlesex MRI to receive monies and other property or assets due and to become due to Middlesex MRI under or pursuant to the Partnership Agreement, (ii) all claims of Middlesex MRI for damages arising out of or for breach of or default under the Partnership Agreement, (iii) all rights of Middlesex MRI to receive proceeds or benefit of any indemnity, warranty, or other payments with respect to the Partnership Agreement, and (iv) all rights of Middlesex MRI to perform thereunder and to compel performance and otherwise exercise all remedies thereunder. The Transferee hereby accepts from Middlesex MRI the MRI Interest and agrees to become a substitute General Partner of the Partnership in the place and stead of Middlesex MRI with respect to the MRI Interest.

        (b) The Assigned Interest. Effective as of June 1, 1999, and in exchange for the consideration set forth is Section 2 hereof, Middlesex MRI hereby agrees to sell, transfer and convey to the Transferee all of Middlesex MRI's right, title and interest in and to the Assigned Interest and all of Middlesex MRI's rights under the Partnership Agreement with respect to the Assigned Interest, including, without limitation, (i) all rights of Middlesex MRI to receive monies and other property or assets due and to become due to Middlesex MRI under or pursuant to the Partnership Agreement, (ii) all claims of Middlesex MRI for damages arising out of or for breach of or default under the Partnership Agreement, (iii) all rights of Middlesex MRI to receive proceeds or benefit of any indemnity, warranty, or other payments with respect to the Partnership Agreement, and (iv) all rights of Middlesex MRI to perform thereunder and to compel performance and otherwise exercise all remedies thereunder. Effective as of June 1, 1999, the Transferee hereby accepts from Middlesex MRI the Assigned Interest and agrees to become a substitute General Partner of the Partnership in the place and stead of Middlesex MRI with respect to the Assigned Interest. Notwithstanding anything to the contrary contained in this Agreement, in the event the Transferee makes all of the payments pursuant to Section 2 hereof on a date prior to June 1, 1999, the Assigned Interest shall be transferred to the Transferee effective as of the date of the last payment.

        (c) MDI Interest. Simultaneously herewith, and in exchange for the consideration set forth is Section 2 hereof, MDI Rehab hereby sells, transfers and conveys to the Transferee all of MDI Rehab's right, title and interest in and to the MDI Interest and all of MDI Rehab's rights under the Partnership Agreement with respect to the MDI Interest, including, without limitation, (i) all rights of MDI Rehab to receive monies and other property or assets due and to become due to MDI Rehab under or pursuant to the

     Partnership Agreement, (ii) all claims of MDI Rehab for damages arising out of or for breach of or default under the Partnership Agreement, (iii) all rights of MDI Rehab to receive proceeds or benefit of any indemnity, warranty, or other payments with respect to the Partnership Agreement, and
     (iv) all rights of MDI Rehab to perform thereunder and to compel performance and otherwise exercise all remedies thereunder. The Transferee hereby accepts from MDI Rehab the MDI Interest and agrees to become a substitute General Partner of the Partnership in the place and stead of MDI Rehab with respect to the MDI Interest.

     2. Consideration.

        (a) MRI Interest and MDI Interest. The purchase price for the MRI Interest and the MDI Interest shall be equal to the sum of the following deferred payments payable to Middlesex MRI and MDI Rehab by wire transfer or by certified or bank cashier's check in the amounts and on the dates set forth below (together with the deferred payments described in Section 2(c) hereof, the "Deferred Payments"):

        Payment Amount                     Payment Due Date
        --------------                     ----------------

           $25,000.00                      April 1, 1999

          $150,000.00                      May 1, 1999

           $95,000.00                      June 1, 1999

          $210,000.00                      July 1, 1999

     The Deferred Payments shall be allocated to the Partners in the following proportions: 24% to Middlesex MRI and 75% to MDI Rehab.

        (b) The Assigned Interest. The purchase price for the Assigned Interest shall be equal to $50,000 payable to Middlesex MRI on December 15, 1999 by wire transfer or by certified or bank cashier's check.

        (c) Payments to the Partnership. As additional consideration for the MRI Interest and the MDI Interest, the following Deferred Payments shall be contributed to the capital of the Partnership by the Transferee, in cash, in the amounts and on the dates set forth below:

        Payment Amount                     Payment Due Date
        --------------                     ----------------

           $50,000.00                      March 15, 1999

          $105,000.00                      April 1, 1999

          $105,000.00                      May 1, 1999


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


          $110,000.00                      June 1, 1999

     The Transferee acknowledges and agrees that the Deferred Payments described in this Section 2(c) shall be contributed to the capital of the Partnership by the Transferee notwithstanding anything to the contrary contained in the Partnership Agreement, and that Middlesex MRI shall be under no obligation to make any proportionate contributions to the capital of the Partnership. The Transferee further agrees that, immediately upon contribution to the Partnership of the Deferred Payments described in this Section 2(c), it shall cause the Partnership to pay each such Deferred Payment to The MVA Center for Rehabilitation, Inc. (the "MVA Center") pursuant to that certain Agreement for Judgment entered into between the Partnership and the MVA Center on or about March 8, 1999, in connection with civil action No. 98-5183-B, filed in the Massachusetts Superior Court Department of The Trial Court. The Transferee shall give notice to Middlesex MRI upon making payment of each such payment to the MVA Center mandated hereunder, and shall provide evidence thereof upon reasonable request therefor by Middlesex MRI.

        (d) Terms of Payment. Payment of all deferred payments by the Transferee pursuant to this Section 2 shall be made on or before the due date set forth herein for such payment, with the understanding that time shall be of the essence with respect to each such payment. Notwithstanding the preceding sentence, the Transferee shall have a ten (10) day grace period to make the payment due on July 1, 1999 (i.e., until July 10, 1999), without any requirement of notice or demand.

        (e) Default. Any failure by the Transferee to make payment of any deferred payment required under this Section 2, any failure by the Transferee to cause the Partnership to make any required payment by the Partnership to MVA Center pursuant to the Agreement for Judgment, or any breach of this Interest Transfer Agreement by any party hereto shall be deemed an event of default hereunder ("Default") and each of the Transferee, Middlesex MRI and MDI Rehab shall have all of the rights accorded to such party under this Interest Transfer Agreement and by law to enforce the terms of this Agreement. Upon Default by the Transferee in the due and punctual payment of any payment due hereunder (and upon the happening of any such other event described in any of the security documents described below in Section 3), all of the payments to be made by the Transferee under Section 2 hereof shall, at the option of either Partner, become immediately due and payable, without presentment, protest, notice or demand. In the event of any Default, the party that prevails in any enforcement action, whether by litigation or by settlement, shall be reimbursed by the opposing party or parties for its (or their) legal fees and disbursements incurred in connection with such enforcement action.

     3. Security for Deferred Payments.

        (a) Pledge of Partnership Interest. The obligation of the Transferee to pay the Deferred Payments shall be secured by a first priority security interest in and to the MDI Interest and the MRI Interest in the Partnership. The Transferee hereby grants to MDI Rehab a first priority security interest in and to the MDI Interest, including, without limitation, any rights to distributions in liquidation or otherwise, with respect to such MDI

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     Interest, for the purpose of securing all of the obligations of the
     Transferee to MDI Rehab under this Agreement. The Transferee hereby represents and warrants to MDI Rehab that it has good and marketable title to the MDI Interest and that the MDI Interest is free and clear of all liens, claims, and encumbrances whatsoever, except for the first priority security interest therein described herein. MDI Rehab shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted and in effect in the Commonwealth of Massachusetts (the "UCC"). The Transferee agrees to execute and deliver to MDI Rehab such UCC financing statements and such other documents and instruments (including, without limitation, a pledge agreement from the Transferee with respect to the security interest granted hereby) and to take such further actions as may be reasonably requested by MDI Rehab in order to perfect and maintain the first priority security interest granted hereby. Similarly, the Transferee hereby grants to Middlesex MRI a first priority security interest in and to the MRI Interest, including, without limitation, any rights to distributions in liquidation or otherwise, with respect to such MRI Interest, for the purpose of securing all of the obligations of the Transferee to Middlesex MRI under this Agreement. The Transferee hereby represents and warrants to Middlesex MRI that it has good and marketable title to the MRI Interest and that the MRI Interest is free and clear of all liens, claims, and encumbrances whatsoever, except for the first priority security interest therein described herein. Middlesex MRI shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted and in effect in the Commonwealth of Massachusetts (the "UCC"). The Transferee agrees to execute and deliver to Middlesex MRI such UCC financing statements and such other documents and instruments (including, without limitation, a pledge agreement from the Transferee with respect to the security interest granted hereby) and to take such further actions as may be reasonably requested by Middlesex MRI in order to perfect and maintain the first priority security interest granted hereby.

        (b) Security Interest in Accounts Receivable. The obligation of the Transferee to pay the Deferred Payments shall also be secured by a third priority security interest in the accounts receivable of the Partnership. This security interest shall be junior in priority only to those in favor of The MVA Center for Rehabilitation, Inc. and the Springfield Institution for Savings (the "Bank"); provided, however, that the Transferee represents and warrants to and agrees with MDI Rehab and Middlesex MRI that the indebtedness secured by the security interest granted to the Bank shall not, at any time, exceed $555,000, and that the proceeds from the loan by the Bank to the Transferee shall be used by the Transferee only to pay one or more of the Deferred Payments set forth in Section 2 hereof. The Partners and the Transferee agree to cause the Partnership to grant MDI Rehab and Middlesex MRI a third priority security interest in the accounts receivable of the Partnership, and to execute and deliver to MDI Rehab and Middlesex MRI such UCC financing statements and such other documents and instruments (including, without limitation, a security agreement from the Partnership with respect to the security interest granted hereby) and to take such further actions as may be reasonably requested by MDI Rehab and Middlesex MRI in order to perfect and maintain the third priority security interest granted hereby. To the extent required in order to permit such third priority security interest, the Partners and the Transferee waive the provisions of
     Section 1.6 of the Partnership Agreement.

     4. Admission as a Substitute Partner. The Transferee is hereby admitted to the Partnership as a substitute General Partner having in the aggregate the same rights and Percentage Interests as MDI Rehab and Middlesex MRI with respect to the MDI Interest and the MRI Interest, and effective as of June 1, 1999 with respect to the Assigned Interest. The Transferee hereby agrees to be bound by the terms and conditions of the Partnership Agreement.

     5. Withdrawal. MDI Rehab hereby withdraws from the Partnership and is no longer a Partner thereof. Middlesex MRI hereby withdraws from the Partnership with respect to the MRI Interest and is no longer a Partner in the Partnership with respect to the MRI Interest. The parties agree that, effective as of June 1, 1999, Middlesex MRI will withdraw from the Partnership with respect to the Assigned Interest.

     6. Effect of Withdrawal and Substitution. As of the effective date hereof, that portion of the Capital Account of MDI Rehab and Middlesex MRI allocable to the MDI Interest and to the MRI Interest, respectively, will be transferred to the Transferee. From and after the effective date hereof, the portion of the Profits or Losses of the Partnership and the portion of all other items of income, gain, loss, deduction, or credit allocable to the MDI Interest and to the MRI Interest on or after such date shall be credited or charged, as the case may be, to the Transferee and not to MDI Rehab and Middlesex MRI. The Transferee shall be entitled to all distributions or payments in respect to the MDI Interest and to the MRI Interest made on or after the effective date hereof, regardless of the source of those distributions or payments or when the same were earned or received by the Partnership. As of June 1, 1999, that portion of the Capital Account of Middlesex MRI allocable to the Assigned Interest shall be transferred to the Transferee.

     7. Representations and Warranties of the Partners. As an inducement to the Transferee to enter into this Agreement, the Partners jointly and severally represent and warrant to and agree with the Transferee as follows:

        (a) Organization and Good Standing. The Partnership is a Massachusetts general partnership, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is qualified to do business and in good standing in all jurisdictions in which the ownership of assets or the nature and conduct of its business requires such qualification, except where such failure to qualify is not material. The Partnership has all requisite power to own its property and to carry on its business as presently conducted, and the Partnership has complete and unrestricted power and authority to perform this Agreement.

        (b) Ownership of Interests. As of the date hereof, MDI Rehab owns of record and beneficially the MDI Interest, Middlesex MRI owns of record and beneficially the MRI Interest, and Middlesex MRI owns of record and beneficially the Assigned Interest. MDI Rehab has good title to the MDI Interest, free and clear of all encumbrances, liens, claims, restrictions, or security interests of any nature whatsoever, and Middlesex MRI has good title to the MRI Interest and the Assigned Interest, free and clear of all encumbrances, liens, claims, restrictions, or security interests of any nature whatsoever.

        (c) Absence of Outstanding Rights to Interests or Other Securities of the Partnership. There are not authorized or outstanding any subscriptions, options, warrants, rights or other agreements or instruments pursuant to which any person has or may have the right to acquire from the Partnership or from any of the Partners any partnership interests or other securities of the Partnership.

        (d) Binding Agreement. The Partners represent and warrant that this Agreement has been duly authorized, and constitutes the valid and binding obligation of the Partners, enforceable in accordance with its terms, except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally.

        (e) Authority Relative to this Agreement. The execution and delivery of this Agreement and the consummation of the transactions provided for herein do not violate any provision of the Partnership Agreement of the Partnership (except as may be waived herein) and, except as set forth on
     Schedule 7(e) hereto, will not conflict with or effect a breach, violation, default, or cause an event of default under any mortgage, lease, agreement, obligation, instrument, order, judgment or decree to which the Partnership or its Partners are a party or by which any of them or their respective assets or properties may be bound, and does not, and will not, violate or constitute a default under any statute, rule, regulation, order, or ordinance of any governmental, judicial or arbitrating body applicable to any of them.

     8. Transferee's Warranties and Representations. Transferee represents and warrants to and agrees with the Partners as follows:

        (a) Organization and Good Standing. The Transferee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has all requisite power to own its property and to conduct its business and Transferee has complete and unrestricted power and authority to perform this Agreement and the transactions contemplated hereby.

        (b) Binding Agreement. This Agreement constitutes the valid and binding obligation of the Transferee enforceable in accordance with its terms and the execution, delivery and performance of this Agreement, and such other agreements, documents and instruments, and the transactions contemplated hereby by the Transferee have been or will be duly and validly authorized by the Transferee's members and managers, as applicable.

        (c) Authority Relative to this Agreement. The Transferee has the power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereunder, have been duly authorized by the Transferee's members and managers, as applicable, and do not and will not violate any provisions of the limited liability company operating agreement of the Transferee and do not and will not cause an event of default under any mortgage, lease, agreement, obligation, instrument, order, judgment or decree to which it is a party. This Agreement constitutes the legal, valid and binding obligation of the Transferee enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally.

        (d) Investment Representations. The Transferee is purchasing the MDI Interest and the MRI Interest for its own account for investment only, and not with a view to, or for sale in connection with, and distribution of the MDI Interest or the MRI Interest in violation of the Securities Act of 1933, as amended ("Securities Act"), any rule or regulation under the Securities Act, or any applicable state securities laws. The Transferee has had such opportunity as it has deemed adequate and has access to information as it has deemed necessary about the business and affairs of the Partnership to evaluate the merits and risks of its investment in the Partnership.

     9. Waivers and Consents.

        (a) The Partners hereby consent to the withdrawal of MDI Rehab with respect to the MDI Interest and to the withdrawal of Middlesex MRI with respect to the MRI Interest, and to the admission of the Transferee as a substitute General Partner with respect to the MDI Interest and the MRI Interest. The parties hereby further consent to the withdrawal of Middlesex MRI, effective June 1, 1999, with respect to the Assigned Interest.

        (b) The Partners hereby consent to the transfer to the Transferee of the MDI Interest, the MRI Interest and the Assigned Interest, and the Partners hereby waive the requirement under Section 7.2(b) of the Partnership Agreement that each be offered the right of first refusal to purchase all, but not less than all, of the MDI Interest, the MRI Interest and the Assigned Interest, as appropriate, prior to the transfer of said interests pursuant hereto.

        (c) The Partners hereby confirm that each of them and the Transferee has executed all documents and instruments required by Section 7.2(a)(i) of the Partnership Agreement.

        (d) The Transferee hereby assumes all of the monetary obligations of MDI Rehab and Middlesex MRI with respect to the MDI Interest and the MRI Interest, respectively, pursuant to Section 7.2(a)(i) of the Partnership Agreement and with respect to the Assigned Interest, effective as of June 1, 1999.

        (e) The parties hereby waive payment to the Partnership of all reasonable costs and expenses incurred by the Partnership in connection with the transfer by MDI Rehab and Middlesex MRI of the MDI Interest and the MRI Interest and the Assigned Interest, respectively, as required by
     Section 7.2(a)(ii) of the Partnership Agreement.

     10. Continuation of Partnership. The parties agree that the sale, transfer and conveyance of the MDI Interest and the MRI Interest will not dissolve the Partnership and the business of the Partnership will continue.

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     11. Clionsky Release. Simultaneously with the execution hereof, Mitchell
Clionsky, M.D. ("Dr. Clionsky") agrees to execute a release of the Partners and the Partnership from all liability under and pursuant to that certain employment agreement entered into between the Partnership and Dr. Clionsky, dated August 21, 1998 (the "Release") in the form of Exhibit A attached hereto.

     12. Caprius Release. On the date on which the Transferee has paid to each of MDI Rehab and Middlesex MRI all of the payments payable to such Partners pursuant to Section 2 hereof, the Partners agree to cause Caprius, Inc. to release the Partnership from the indebtedness owed by the Partnership to Caprius, Inc. as of the date hereof.

     13. Indemnifications by the Transferee. The Transferee hereby agrees to indemnify and hold harmless the Partnership, the Partners, and any of their respective officers, directors, employees, or agents from any loss suffered by the Partnership or from any claims, expenses, judgments and/or amounts paid in settlement, reasonably incurred by them, arising out of any claim against any of them by Eric T. Shebar, M.D., individually, or on behalf of or by The MVA Center for Rehabilitation, Inc. because of the sale, transfer and conveyance to the Transferee of the MDI Interest and the MRI Interest. In addition, the Transferee hereby agrees to indemnify and hold harmless the Partners, and any of their respective officers, directors, employees, or agents from any claims, expenses, judgments and/or amounts paid in settlement, reasonably incurred by them, arising out of any claim against any of them for liabilities of the Partnership incurred prior to the date hereof; provided, however, this indemnification shall not extend to any liabilities for which the Partners have agreed to indemnify the Transferee by the terms of this Interest Transfer Agreement.

     14. Indemnification by the Partners. The Partners hereby jointly and severally agree to indemnify and hold harmless the Partnership and the Transferee from any claims, expenses, judgments and/or amounts paid in settlement, reasonably incurred by them, arising out of any claim (other than malpractice claims) against any of them relating to the operation of the business of the Partnership at its former location in Malden, Massachusetts.

     15. Assignment of Contract Rights and Liabilities; Indemnification. The Partnership hereby transfers to the Partners, jointly and severally, all rights of the Partnership under and pursuant to that certain non-competition agreement entered into between the Partnership and Eric T. Shebar, M.D. of Longmeadow, Massachusetts ("Dr. Shebar") dated _____, ______ ("Non-Competition Agreement"), and all rights of the Partnership under and pursuant to that certain key employment agreement entered into between the Partnership and Dr. Shebar, dated as of March 21, 1997 ("Employment Agreement"). The parties hereto hereby acknowledge and consent to such transfer of contract rights . Upon the reasonable request of the Partners, the Partnership shall, at the sole cost and expense of the Partners, cooperate with and assist the Partners in their efforts, if any, to enforce the Non-Competition Agreement and the Employment Agreement. The parties further acknowledge and agree that the Partners shall remain liable for any payments due Dr. Shebar under either the Non-Competition Agreement or the Employment Agreement, and the Partners hereby jointly and severally agree to indemnify and hold harmless the Partnership and the Transferee from any claims, expenses, judgments and/or amounts paid in settlement, reasonably incurred by them, arising out of any claim against either of them by Dr. Shebar for payment under or pursuant to the Non-Competition Agreement or the Employment Agreement. The Partners further agree that, in the event either or both of them shall recover, whether by judgment or settlement, any monies (the "Recovered Amount") from the enforcement of their rights under or pursuant to the Non-Competition Agreement or the Employment Agreement, the Transferee shall be paid 10% of the Net Recovered Amount, which amount shall be paid to the Transferee as soon as practicable after receipt of such monies by either or both Partners. For purposes hereof, "Net Recovered Amount" shall be equal to the Recovered Amount, less all legal fees, costs and expenses incurred in connection with obtaining the Recovered Amount.

     16. Distributions from the Partnership; Sale or Transfer. Until payment in full of all payments due under Section 2 hereof, no distributions shall be made from the Partnership of either Net Cash From Operations or Net Cash From Sales or Refinancings without the unanimous consent of Middlesex MRI and the Transferee, except to the extent necessary to pay income taxes attributable to the ownership by the partners of their respective Partnership interests in the Partnership. In addition, until payment in full of all payments due under
Section 2 hereof, Dr. Clionsky shall not assign, transfer or convey the beneficial ownership of a majority of the membership interests in the Transferee and neither the Partnership nor its assets shall be sold, merged or consolidated with or into any other entity.

     17. Additional Capital Contributions. Sections 2.3 and 2.4 of the Partnership Agreement are hereby deleted in their entirety, so that no partner shall be obligated to make any additional capital contributions to the Partnership without its consent, except as otherwise required by this Interest Transfer Agreement or by law.

     18. Brokerage. Each party represents and warrants to the other that it has not engaged the services of any broker or finder hereunder in connection with the transactions provided for in this Interest Transfer and Amendment and agrees to indemnify and hold the other party harmless against any claims for brokers' or finders' fees or compensation in connection with the transaction herein provided for by any person, firm or corporation claiming a right to same because of having been engaged by or having served such party.

     19. Amendment of Exhibit. Exhibit A of the Partnership Agreement is hereby amended to reflect the Transferee as a Partner and his possession of an 99% Partnership interest in the Partnership. Exhibit A of the Partnership Agreement is hereby further amended to reflect Middlesex MRI as a Partner and its possession of a 1% Partnership interest in the Partnership.

     20. Except as hereby amended, the Partnership Agreement is hereby ratified, confirmed and approved.

     21. Miscellaneous Provisions.

        (a) Assignability. The rights of the Transferee under this Interest Transfer Agreement may not be assigned by the Transferee without the prior written consent of the Partners.

        (b) Benefit. The terms of this Interest Transfer Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

        (c) Modification and Waiver. No supplement, modification, waiver, or termination of this Interest Transfer Agreement or any provision hereof shall be binding


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


     unless executed in writing by all parties hereto. No waiver of any of the provisions of this Assignment shall constitute a waiver of any other provision (whether or not similar); nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

        (d) Notice. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given if mailed by certified mail, postage prepaid, return receipt requested, and addressed as follows:

     IF TO THE PARTNERS:                MIDDLESEX MRI CENTER INC.
                                        46 Jonspin Road
                                        Wilmington, MA 01887

                                        MDI REHAB, INC.
                                        46 Jonspin Road
                                        Wilmington, MA 01887

     WITH A COPY TO:                    Posternak, Blankstein & Lund, L.L.P.
                                        100 Charles River Plaza
                                        Boston, MA  02114

                                        Attn:  Gerald J. Billow, Esquire

     O THE TRANSFEREE:                  MEDICAL DIAGNOSTIC AND
                                        REHABILITATION, LLC
                                        300 Stafford Street, Suite 360
                                        Springfield, MA  01104

     WITH A COPY TO:                    Gogel, Phillips & Garcia, LLP
                                        13 Ventura Drive
                                        North Dartmouth, MA 02747
                                        Attn:  Kenneth J. Gogel, Esquire

     Any party may change its address for notice by giving notice of change of address in the manner set forth above.

        (e) Headings. The headings of the Sections of this Interest Transfer Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

        (f) Entire Agreement. This Interest Transfer Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings with respect hereto.

        (g) Governing Law. This Interest Transfer Agreement shall be governed and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

        (h) Further Assurances. The Partners and the Transferee agree that they will, without further consideration, from time to time hereafter, and at their own expense, execute and deliver such other documents, and take such other action, as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby, and confirm and assure to the Transferee title to the MDI Interest, the MRI Interest and the Assigned Interest being transferred or to be transferred hereunder. The representations and warranties hereunder shall survive the date hereof and the provisions of this paragraph (h) shall also survive the date hereof.

        (i) Counterparts. This Interest Transfer Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        (j) Certain Interpretative Matters. All pronouns used herein shall include the neuter, masculine, or feminine. Each term appearing in this Interest Transfer Agreement with initial capitalization and not defined herein shall have the meaning ascribed to it in the Partnership Agreement.

                    [REMAINDER OF PAGE INTENTIONALLY OMITTED]

     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the 11th day of March, 1999.

                                     MIDDLESEX MRI CENTER, INC.

                                     By: /s/ Jack Nelson
                                         ----------------------
                                         Name:  Jack Nelson
                                         Title: Pres.

                                     MDI REHAB, INC.


                                     By: /s/ Jack Nelson
                                         ----------------------
                                         Name: Jack Nelson
                                         Title: Pres.

                                     MEDICAL DIAGNOSTIC AND
                                     REHABILITATION,  LLC

                                     By: /s/ Mitchell J. Clionsky, Ph.D.
                                         -----------------------------------
                                         Mitchell J. Clionsky, Ph.D.
                                         Title:  Manager

     The Partnership hereby joins in the foregoing Interest Transfer Agreement with respect to Section 15 thereof in order to be bound thereby.

                                     MVA REHABILITATION ASSOCIATES

                                     BY MIDDLESEX MRI CENTER, INC., a partner

                                     By: /s/ Jack Nelson
                                         ----------------------
                                         Name: Jack Nelson
                                         Title: Pres.

                         List of Schedules and Exhibits

Schedule 7(e). Authority Relative to this Agreement

Exhibit A. Release by Mitchell Clionsky in favor of Middlesex MRI Center, Inc.
           and MDI Rehab, Inc.


















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